                                                                     EXHIBIT 9.1


                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


      AMENDED AND RESTATED STOCKHOLDERS AGREEMENT dated as of September 18, 1997 among THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware corporation (the "Company"), each of the Persons listed on Schedule 1 and a signatory hereto (each a "Management Stockholder" and, collectively, the "Management Stockholders"), THE SK EQUITY FUND, L.P., a Delaware limited partnership ("SK"), SK INVESTMENT FUND, L.P., a Delaware limited partnership ("SKIF"), and BARRY FEINBERG ("Feinberg") (each of the Management Stockholders, SK, SKIF and Feinberg, and their permitted Transferees, a "Stockholder" and, collectively, the "Stockholders").


                                    RECITALS

      A. The Company and the Stockholders entered into a Stockholders Agreement dated June 28, 1996 (the "Original Stockholders Agreement"), setting forth certain rights and obligations of the Company and the Stockholders with respect to various matters, in order to ensure a degree of continuity of management and ownership of and certain rights in respect of the Company by imposing certain restrictions and obligations on the ownership, retention and disposition of the capital stock of the Company.

      B. As of the date hereof, the Management Stockholders own an aggregate of 9,893,400 shares of the Company's Common Stock.

      C. As of the date hereof, SK owns 7,458,445 shares of the Company's Common Stock, SKIF owns 108,108 shares of Common Stock and Feinberg owns 93,336 shares of Common Stock, all of which shares were issued upon conversion of shares of the Company's Series B Common Stock previously owned by such holders, in accordance with the terms set forth in the Company's Amended and Restated Certificate of Incorporation.

      D. The Company and the Stockholders have now agreed that, in connection with the Company's initial public offering, it is desirable and in the best interest of the Company that the Original Stockholders Agreement be amended and restated in its entirety to read as hereinafter set forth.

      E. NOW, THEREFORE, the parties hereto agree that the Original Stockholders Agreement is hereby amended and restated in its entirety, effective as of the Effective Date (as defined below), to read in its entirety as follows:


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                                 I. DEFINITIONS

      1.1. Definitions. (a) In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" means this Agreement, as the same may be amended from time to time.

      "Board of Directors" means the Board of Directors of the Company.

      "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

      "Charter" means the Amended and Restated Certificate of Incorporation of the Company as amended from time to time.

      "Change of Control" means when any Person becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

      "Common Stock" means the Common Stock, par value $0.10 per share, of the Company.

      "Designated Management Stockholders" means Ezra Dabah, Stanley Silver and any trust to which Ezra Dabah or Stanley Silver Transferred shares of Common Stock after the date of the Original Stockholders Agreement.

      "Director" means a member of the Board of Directors of the Company.

      "Duly Endorsed" means duly endorsed in blank by the Person in whose name a certificate representing a security is registered or accompanied by a duly executed instrument of assignment separate from the certificate.

      "Effective Date" means the date of consummation of the Company's initial public offering under the Securities Act.

      "Management Permitted Transferee" means with respect to any Management Stockholder, (i) any spouse or lineal descendant of such Management Stockholder,
(ii) any trust all of the beneficial interests in which is held by such Management Stockholder and/or such Management Stockholder's spouse and/or lineal descendants, and (iii) any other Management


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Stockholder; provided, however, that each such Transferee will be a Management
Permitted Transferee for purposes of this Agreement only if such Transferee shall have executed and delivered to the Company an instrument reasonably satisfactory to the SK Holders pursuant to which the Transferee shall have agreed to be bound by the terms of this Agreement applicable to its Transferor.

      "Management Stockholder Group" means each of the Management Stockholders or any Management Permitted Transferee.

      "Person" means an individual, corporation, partnership, trust, association or any other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

      "pro rata" means, with respect to any offer including Common Stock, an offer based on the relative percentages of Common Stock then held by all of the holders of Common Stock to whom such offer is made.

      "Public Offering" means any primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

      "Purchase Agreement" means the Purchase Agreement dated as of June 28, 1996 among the Company, SK and SKIF and Feinberg.

      "Relinquishment Time" means the time at which the SK Holders own less than 25% of the shares of Common Stock owned by SK and SKIF as of the Effective Date (as adjusted to give effect to any stock dividend, stock split, recapitalization or similar event affecting the then-outstanding Common Stock).

      "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time.

      "Securities Act" means the Securities Act of 1933, as amended.

      "SK Holder" means SK, SKIF, Feinberg or any permitted Transferee thereof. For purposes of this Agreement, any action or consent contemplated to be taken or given by the SK Holders will be effective if taken or given, as the case may be, by the SK Holder which owns the largest portion of the Common Stock owned by all SK Holders as of the relevant time.

      "Third Party" means a prospective purchaser of Securities in an arm's-length transaction in which such purchaser is not the Company, an Affiliate of the Company or an Affiliate of any Stockholder.

      "Transferee" means any Person to whom any Stockholder Transfers (as defined in Section 2.1) any Common Stock other than in a sale pursuant to an effective registration statement under the Securities Act or a public sale pursuant to Rule 144.


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      (b) Except as otherwise provided herein, any right or action that may be taken at the election of the Management Stockholder Group will be taken by a representative of the Management Stockholder Group (the "Management Group Representative") on behalf of the entire Management Stockholder Group. The initial Management Group Representative will be Ezra Dabah. Upon the death or permanent disability (or during any period of temporary disability) of Ezra Dabah, the Management Stockholder Group may designate a successor Management Group Representative upon vote of the members thereof holding a majority of the Common Stock held by the Management Stockholder Group; provided, however, that
(i) if no such successor is so designated within 30 calendar days from such death or permanent disability, such successor will be a member of the Management Stockholder Group designated by the SK Holders, until a successor is designated by the Management Stockholder Group and (ii) in the event that no Person is acting as the Management Group Representative as of the time any action is otherwise to be taken hereunder by the Management Group Representative or the Management Stockholder Group, such action may be taken on behalf of the entire Management Stockholder Group by written action or consent of the holders of a majority of shares of Common Stock then held by the members of the Management Stockholder Group. Any change in the Management Group Representative will become effective upon notice in accordance with Section 4.3.

               II. RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

      2.1. Restrictions on Transfers by Designated Management Stockholders. None of the Designated Management Stockholders may offer, sell, assign, grant a participation in, pledge or otherwise transfer ("Transfer") any shares of Common Stock (other than shares of Common Stock acquired upon exercise of stock options) during the period of 20 months from the Effective Date without the prior written consent of the SK Holders and the Company; provided, however, that the restrictions in this Section 2.1 will not apply (i) to Transfers to any Management Permitted Transferee, (ii) to Transfers made pursuant to an effective registration statement under the Securities Act, (iii) to Transfers in "brokers' transactions" or transactions directly with a "market maker" pursuant to Rule 144 (a "Rule 144 Transfer"), (iv) to Transfers in connection with a sale of 100% of the outstanding Common Stock to a Third Party or (v) to Transfers pursuant to
Section 2.7.

      2.2. Restrictive Legend. (a) Each certificate representing Common Stock owned by any Stockholder will include the following legend (in addition to such legends as may be appropriate under the securities laws):

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 18, 1997, AS FROM TIME TO TIME AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM THE CHILDREN'S PLACE RETAIL STORES, INC."

      (b) Each certificate representing Common Stock owned by any Stockholder or any Transferee thereof (other than shares that have been sold pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act) will


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

(unless otherwise permitted by the provisions of Section 2.2(c)) include a legend substantially as follows:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

Each holder of Common Stock represented by a certificate which bears the legend described above, by its acceptance or purchase thereof, agrees that prior to the effectiveness of any proposed Transfer of any such Common Stock (except pursuant to an effective registration statement) such holder will give written notice to the Company of such proposed Transfer, briefly describing the proposed Transfer. Such notice will, unless waived by the Company, be accompanied by a written opinion, addressed to the Company, of counsel for such holder stating that in the opinion of such counsel (which opinion will be reasonably satisfactory to the Company) such proposed Transfer does not require registration of such Common Stock under the Securities Act or the securities laws of any state.

      (c) Any Stockholder may, upon providing evidence (which, if required by the Company, may include an opinion of counsel) reasonably satisfactory to the Company, that such Securities either are not "restricted securities" (as defined in Rule 144) or may be sold pursuant to Rule 144(k), exchange the certificate representing such Securities for a new certificate that does not bear a legend relating to restrictions under the securities laws.

      2.3. Tag-Along Rights. (a) If, at any time prior to when the SK Holders collectively own 30% or less of the Common Stock owned collectively by the SK Holders as of the Effective Date, any Designated Management Stockholder (a "Selling Management Stockholder") proposes to Transfer (other than pursuant to a Public Offering or a Rule 144 Transfer or pursuant to Section 2.7 or to a Management Stockholder Permitted Transferee) any of its Common Stock (other than shares acquired upon exercise of stock options) representing more than 1% of the outstanding Common Stock either to (i) any Third Party pursuant to a bona fide offer to purchase or (ii) the Company (in the case of clause (i) and (ii), a "Tag-Along Offer"), the Selling Management Stockholder will provide written notice of such Tag-Along Offer to the Company and each of the SK Holders in the manner set forth in this Section 2.3; provided, however, that nothing in this
Section 2.3 will affect the restrictions on Transfers by the Management Stockholders contained in Section 2.1. Such written notice will identify the proposed purchaser, the number of shares of Common Stock proposed to be purchased from the Selling Management Stockholder (or if greater, the number of shares of Common Stock such Person is willing to purchase (the "Desired Shares")), the Tag-Along Ratio (as defined in Section 2.3(d)) that would apply if all the SK Holders become Co-Selling Stockholders (as defined below), the consideration offered and all other material terms and conditions of the Tag-Along Offer. If the offer price consists in part or in whole of consideration other than cash, the Selling Management Stockholder will provide such information, to the extent reasonably available to the Selling


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Management Stockholder, relating to such consideration as any SK Holder may reasonably request in order to evaluate such non-cash consideration.

      (b) The SK Holders will have the right, exercisable as set forth below, to accept the Tag-Along Offer for up to the number of shares of Common Stock determined pursuant to Section 2.3(d). The SK Holders will, within ten Business Days after receipt of the written notice from the Selling Management Stockholder, provide the Selling Management Stockholder with an irrevocable written notice specifying the number of shares of Common Stock the SK Holders wish to Transfer, not to exceed the number of Desired Shares, and the allocation of such shares among the SK Holders and will simultaneously provide a copy of such notice to the Company. If the SK Holders do not accept the Tag-Along Offer within ten Business Days following receipt of written notice from the Selling Management Stockholder, the SK Holders will be deemed to have waived any and all rights under this Section 2.3 with respect to the Transfer of Common Stock pursuant to such Tag-Along Offer but nothing herein will affect the SK Holders' rights in respect of any other transaction or proposed transaction.

      (c) Not less than seven Business Days prior to the proposed date of any sale pursuant to a Tag-Along Offer, the Selling Management Stockholders will notify the SK Holders which have accepted the Tag-Along Offer (each, a "Co-Selling Stockholder") of such proposed date. Not less than two Business Days prior to such proposed date of sale, the Co-Selling Stockholders will deliver to an Escrow Agent (the costs of which Escrow Agent will be borne by the Selling Management Stockholder and the Co-Selling Stockholders in proportion to the shares of Common Stock Transferred by such Selling Management Stockholder and Co-Selling Stockholders in connection with such Tag-Along Offer) the Duly Endorsed certificate or certificates representing the Common Stock to be Transferred by the Co-Selling Stockholders and all other documents reasonably required to be executed in connection with such Tag-Along Offer.

      (d) Each Co-Selling Stockholder will have the right to Transfer (and the Selling Management Stockholder will, to the extent necessary, reduce the amount or number of shares of Common Stock to be Transferred by the Selling Management Stockholder by a corresponding amount), pursuant to the Tag-Along Offer, a number of shares of Common Stock equal to the product of the Desired Shares multiplied by a fraction (the "Tag-Along Ratio"), the numerator of which will be the aggregate amount or number of shares of Common Stock owned by such Co-Selling Stockholder and the denominator of which will be the aggregate number of shares of Common Stock owned by the Selling Management Stockholder and all Co-Selling Stockholders.

      (e) The Selling Management Stockholder will have 90 Business Days from the end of the ten Business Day period referred to in paragraph (b) above in which to consummate the Transfer of Common Stock owned by such Selling Management Stockholder and the Co-Selling Stockholders as contemplated by the Tag-Along Offer at the price and on the terms contained in such notice. If, at the end of such 90 Business Day period, the Selling Management Stockholder has not completed such Transfer, the right of the Selling Management Stockholder to effect such Transfer will terminate, and the Common Stock of the Selling Management Stockholders subject


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

to such proposed Transfer will again be subject to all the restrictions on sale or other disposition and other provisions contained in this Agreement.

      (f) Immediately after the consummation of the Transfer of Common Stock pursuant to the Tag-Along Offer, the Escrow Agent will notify the Co-Selling Stockholders thereof and will remit to each Co-Selling Stockholder the total sales price attributable to the Common Stock of such Co-Selling Stockholder sold pursuant thereto less a pro rata portion of the expenses incurred in connection with such sale.

      (g) Notwithstanding anything contained in this Section 2.3, there will be no liability on the part of the Selling Management Stockholders to any Stockholder (including any Co-Selling Stockholder) if the Transfer of Common Stock by the Selling Management Stockholder and any Co-Selling Stockholder pursuant to Section 2.3 is not consummated for whatever reason. The Management Stockholders, in their sole discretion, will determine whether to effect a sale of Common Stock to any Person pursuant to this Section 2.3.

      (h) In connection with any Transfer of Common Stock as to which the SK Holders have Tag-Along rights pursuant to this Section 2.3, the Transferee of such Common Stock will not be required to execute a counterpart of this Agreement or become subject to this Agreement.

      (i) No failure to exercise any rights or take any other action in respect of any Tag-Along Offer will affect any SK Holder's rights in respect of any subsequent Tag-Along Offer or other rights hereunder.

      2.4. Restrictions on Transfers by SK Holders. (a) Notwithstanding any other provision of this Agreement to the contrary, without the prior written consent of the Company and the Management Group Representative, the SK Holders will not Transfer any of the Common Stock held by them to any of the following
Persons: (a) any Direct Competitor of the Company, (b) Bain Capital, (c) The Sprout Group, (d) any Person who serves or who has designated a representative to serve on the board of directors of any Direct Competitor of the Company, or
(e) any Person who does not agree in writing to comply with and be bound by this Agreement. For purposes of this Section 2.4, a "Direct Competitor of the Company" means (i) The Gap, Inc. or any Person under common control with The Gap, Inc. (provided that at the time of such Transfer, The Gap, Inc. continues to own and operate its GapKids division), (ii) The Limited, Inc. or any Person under common control with The Limited, Inc. (provided that at the time of such Transfer, The Limited, Inc. continues to own and operate its Limited Too division), (iii) Gymboree or Baby Superstore or any Person under common control with Gymboree or Baby Superstore, as the case may be, or (iv) any Person whose principal business activity is the sale of children's apparel and who derives more than 50% of its gross revenues from the retail sales of children's apparel.

      (b) Each of the SK Holders will provide the Company and the Management Group Representative with ten Business Days' prior written notice of its intent to pursue or to enter into discussions concerning a sale of any Common Stock held by the SK Holders to a Third Party.


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

      2.5. Improper Transfer. (a) Any attempt to Transfer any Common Stock not in compliance with this Agreement will be null and void and neither the Company nor any transfer agent of the Company will register, or otherwise recognize in the Company's records, any such improper Transfer. Any cost or loss incurred as a result of any such attempt to transfer shall be borne by the Stockholder who attempted to Transfer.

      (b) No Stockholder will enter into any transaction or series of transactions for the purpose or with the effect of, directly or indirectly, denying or impairing the rights or obligations of any Person under this Agreement, and any such transaction will be null and void and, to the extent that such transaction requires any action by the Company, it will not be registered or otherwise recognized in the Company's records or otherwise.

      2.6. Transferees. Except as expressly provided otherwise in this Agreement, any and all provisions of this Agreement which apply to the Stockholders will apply with equal force to any Transferee (other than any Transferees of Management Stockholders other than the Designated Management Stockholders.)

      2.7. Certain Transfer Rights for Designated Management Stockholders. (a) Notwithstanding the provisions of Section 2.1 or 2.3, any Designated Management Stockholder (other than Stanley Silver) may transfer to a Third Party at any time up to 20% of the Common Stock held by such Designated Management Stockholder in accordance with the provisions of paragraphs (e), (f), (g) and
(h) of this Section 2.7.

      (b) Notwithstanding the provisions of Section 2.1 or 2.3, at any time after the death or permanent disability of Ezra Dabah, Ezra Dabah or Ezra Dabah's heirs and successors (the "Dabah Estate"), the wife or any lineal descendant of Ezra Dabah to whom he Transfers shares (a "Dabah Family Member"), any of the trusts set forth on Schedule 2.9(b) and any trusts established by Ezra Dabah which is a Management Permitted Transferee and to whom he Transfers shares of his Common Stock after June 28, 1996 (each, a "Dabah Trust" and, together with Ezra Dabah, the Dabah Estate and any Dabah Family Member, a "Dabah Transferor") shall collectively have the right to Transfer to a Third Party up to 100% of the Common Stock held collectively by the Dabah Transferors, in accordance with the provisions of paragraphs (e), (f), (g) and (h) of this
Section 2.7.

      (c) Notwithstanding the provisions of Section 2.1 or 2.3, at any time after the termination of Ezra Dabah's employment without cause (as defined in his employment agreement) following a Change of Control or Ezra Dabah's resignation from the Company for good reason (as so defined therein) following a Change of Control, the Dabah Transferors shall collectively have the right to Transfer to a Third Party up to 100% of the Common Stock held collectively by the Dabah Transferors, in accordance with the provisions of paragraphs (e), (f),
(g) and (h) of this Section 2.7; provided, however, that the Dabah Transferors shall not have the right to Transfer such shares to a Third Party pursuant to this paragraph (c) in the event that Ezra Dabah directly Transferred Shares of Common Stock to a Third Party which Transfer resulted, in whole or in part, in such Change of Control.


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

      (d) Notwithstanding the provisions of Section 2.1 or 2.3, at any time after the death, permanent disability or termination of employment without cause (as defined in his employment agreement) of Stanley Silver, Stanley Silver or Stanley Silver's heirs and successors (the "Silver Estate"), as the case may be, the wife or any lineal descendant of Stanley Silver to whom he Transfers shares (a "Silver Family Member") and any trust established by Stanley Silver which is a Management Permitted Transferee (a "Silver Trust" and, together with Stanley Silver, the Silver Estate and any Silver Family Member, a "Stanley Transferor") shall collectively have the right to Transfer to a Third Party up to 100% of the Common Stock held collectively by the Silver Transferors, in accordance with the provisions of paragraphs (e), (f), (g) and (h) of this Section 2.7.

      (e) Prior to consummating any Transfer (excluding Transfers of the types described in clauses (i), (ii), (iii) or (iv) of the proviso to Section 2.1 or Transfers of shares representing less than 1% of the outstanding Common Stock) pursuant to this Section 2.7 (a "Third Party Sale"), the Dabah Transferors or the Silver Transferors (each, a "Transferor," collectively, the "Transferors"), as the case may be, will deliver to the Company a written notice (a "Company ROFR Offer Notice"), specifying (i) the aggregate amount of cash consideration (the "Offer Price") for which the Transferor proposes to sell shares in such proposed Third Party Sale, (ii) the identity of the purchaser in such Third Party Sale and (iii) any other material terms of the proposed Third Party Sale. If the Company delivers to the Transferor a written notice (a "Company ROFR Acceptance Notice") within 10 calendar days following the delivery of the Company ROFR Offer Notice (such 10 calendar day period being referred to herein as the "Company ROFR Acceptance Period") stating that the Company is willing to purchase all of the offered shares at the Offer Price, the Transferor will sell all (but not less than all) of the offered shares to the Company at the Offer Price, and the Company will purchase such offered shares from the Transferor, on the terms and subject to the conditions set forth below (the "Company ROFR Purchase").

      (f) If the Company does not accept the offer during the Company ROFR Acceptance Period pursuant to the Company ROFR Offer Notice, then such Transferor will deliver to the SK Holders a written notice (an "SK ROFR Offer Notice"), specifying (i) the Offer Price for which the Transferor proposed to sell its shares in such proposed Third Party Sale (ii) the identity of the purchaser in such Third Party Sale and (iii) any other material terms of the proposed Third Party Sale. If the SK Holders deliver to the Transferor a written notice (an "SK ROFR Acceptance Notice") within 10 calendar days following the delivery of the SK ROFR Offer Notice (such 10 calendar day period being referred to herein as the "SK ROFR Acceptance Period") stating that the SK Holders are willing to purchase all of the offered shares at the Offer Price, the Transferor will sell all (but not less than all) of the offer shares to the SK Holders at the Offer Price, and the SK Holders will purchase such offered shares from the Transferor, on the terms and subject to the conditions set forth below (the "SK ROFR Purchase").

      (g) The consummation of any Company ROFR Purchase or SK ROFR Purchase, as the case may be, pursuant to this Section 2.7 (the "ROFR Closing") will occur not later than 60 calendar days following the delivery of a Company ROFR Acceptance Notice or SK ROFR Acceptance Notice, as the case may be (the intervening period being referred to herein as the

"ROFR Closing Period"), at such time and place as may be reasonably designated by the Company or the SK Holders, as the case may be. At the ROFR Closing, (i) such Transferor will deliver to the Company or the SK Holders, as the case may be, duly endorsed certificates evidencing all of the shares of Common Stock to be purchased by the Company or the SK Holders, as the case may be, and (ii) the Company or the SK Holders, as the case may be, will deliver to such Transferor by wire transfer to an account designated by such Transferor an amount in immediately available funds equal to the Offer Price.

      (h) If the Company or the SK Holders, as the case may be, do not accept the offer during the Company ROFR Acceptance Period or the SK ROFR Acceptance Period, as the case may be, pursuant to the Company ROFR Offer Notice or the SK ROFR Offer Notice, as the case may be, then such Transferor may Transfer to a Third Party the shares so offered at a price no less than 95% of, and on terms no less favorable to the transferee than the price and other terms set forth in the original Company ROFR Offer Notice or SK ROFR Offer Notice, as the case may be, at any time within 90 days after the expiration of the Company ROFR Acceptance Period or the SK ROFR Acceptance Period, as the case may be.


      (i) Notwithstanding any of the other provisions of this Section 2.7, in the event of any proposed Transfer of at least 20% of the shares of Common Stock owned by the Dabah Transferors arising as a result of the death or permanent disability of Ezra Dabah, the SK Holders shall have the right, upon notice of a proposed Transfer by a Dabah Transferor pursuant to this Section 2.7, to effect the sale to a Third Party of all the outstanding equity securities of the Company owned by the Stockholders by delivery of a notice of such sale to the Company and the Stockholders within 30 days of notice of any such proposed Transfer pursuant to this Section 2.7.

      (j) In the event that the Company does not accept a Company ROFR Offer Notice during the Company ROFR Acceptance Period in any case where the Company ROFR Offer Notice was given as a result of an event described in paragraph (b) of this Section 2.7, each of the Dabah Transferors agrees that, if the stockholders of the Company thereafter are given the opportunity to vote on a proposed sale of the Company or substantially all of the Company's assets to a Third Party, the Dabah Transferors shall vote all shares of the Company's common stock in favor of such proposed sale, if so requested by the SK Holders.


                            III. CERTAIN ARRANGEMENTS

      3.1. Board of Directors. (a) Prior to consummation of the Company's initial public offering, the Stockholders will (i) elect those individuals set forth on Exhibit 3.1A as Directors of the Company, (ii) approve the adoption of the Amended and Restated Certificate of Incorporation in the form of Exhibit 3.1B and (iii) cause the Board of Directors to adopt the By-laws in the form of
Exhibit 3.1C. Thereafter and until the Relinquishment Time, each Stockholder will vote all shares of Common Stock as to which such Stockholder has voting rights for the election as Directors of the Company of (x) John Megrue and David Oddi, or, if either of them shall cease to be affiliated with SK, a substitute for such person designated from time to time by the SK Holders and acceptable to the Management Group Representative (it being agreed that any partner, principal, officer or professional employee of Saunders Karp & Co., L.P. will be deemed acceptable to the Management Group Representative so long as at least one partner or principal of Saunders Karp & Megrue, L.P. is a Director of the Company) (the Directors serving pursuant to this clause (x) being called the "SK Directors"), and (y) three persons designated from time to time by the Management Group Representative. The Stockholders further agree that (i) one director designated by the SK Holders and one director designated by the Management Group Representative shall be members of the class of directors standing for re-election in 1998, (ii) one director designated by the SK Holders and one director designated by the Management Group Representative shall be members of the class of directors standing for re-election in 1999, and (iii) one director designated by the Management Group Representative shall be a member of the class of directors standing for re-election in 2000.


      (b) Each of the Stockholders further agrees to vote all the shares of Common Stock with respect to which it has voting rights, and to cause all persons designated by it as Directors to vote, (i) in favor of the removal from the Board of Directors, at the request of the SK Holders or the Management Group Representative upon notice to the other Stockholders, of any person or persons designated by the SK Holders or the Management Group Representative, as the case may be, and to elect to the unexpired term of each Director so removed another person designated by the SK Holders or the Management Group Representative, as the case may be, and (ii) in the event of any vacancy on the Board of Directors by reason of death, resignation or otherwise, to elect to such unexpired term another person designated in accordance with Section 3.1(a) by the Stockholder that designated the Director who previously served as such.


      (c) The Company agrees that, until the Relinquishment Time, the Company shall take all necessary steps to cause one member of the Compensation Committee of the Board of Directors, one member of any Stock Option Committee of the Board of Directors, and, if permitted by the rules of the Nasdaq National Market, one member of the Audit Committee of the Board of Directors to be a director nominated by the SK Holders pursuant to clause (x) of Section 3.1(a).

      (d) The Company and the Stockholders acknowledge their mutual intention that two additional directors not affiliated with the Company or with the SK Holders ("Outside Directors") shall be elected to the Board of Directors as promptly as practicable after the Effective Date, in accordance with the rules of the Nasdaq National Market. The Outside Directors shall be selected by Ezra Dabah and shall be approved by the SK Holders (such approval not to be unreasonably withheld).


      3.2. Limitation on Certain Board Actions. (a) Notwithstanding any other provision of the Charter, the By-Laws or applicable law, without the prior approval of at least one SK Director, the Company will not:

            (i) amend its Charter or By-laws;


            (ii) increase the number of directors to a number greater than seven; or

            (iii) other than as contemplated by the Employment Agreements as in effect on the Effective Date between the Company and Ezra Dabah and Stanley Silver or by the Company's 1996 Stock Option Plan or 1997 Stock Option Plan, make or enter into, or amend or modify in any respect, any term or provision of any contract, commitment, arrangement or transaction involving the transfer of money, property or anything else of value or provision of services to or by any Stockholder or any Affiliate thereof, other than transactions entered into in the ordinary course of business on arm's-length terms with a transaction value of less than $20,000; provided, however, that the Company may make or enter into any contract or arrangement for the employment of any relative or Affiliate on an arm's-length basis in accordance with the following: (i) the Company shall provide the SK Directors prior written notice of its intent to extend an employment offer to a relative or Affiliate including the terms of the offer, (ii) the offer of employment shall be for a position with the Company below the level of Vice President, (iii) the position shall provide for total cash compensation (salary and bonus) of $75,000 or less and offer perquisites and benefits identical to those offered to similarly situated employees, and (iv) the Company shall obtain one SK Director's prior written consent before offering any promotion to such relative or Affiliate to a position of Vice President or above or to a position that provides for total cash compensation (salary and bonus) in excess of $75,000 or offers perquisites and benefits not offered to similarly situated employees.


      For purposes of this Section 3.2(a), an SK Director shall be deemed to have approved any matter listed above in this Section 3.2(a) if (i) such matter received the affirmative vote of a majority of the Directors at a meeting duly called and held and (ii) neither of the SK Directors attended (in person or by telephone) such meeting (the "First Meeting") and the notice of meeting specifically referred to such matter; provided, however, if an SK Director advised the Company in writing prior to such meeting that he desired to discuss the matter at a later meeting, such matter shall not be deemed approved unless neither of the SK Directors attended (in person or by telephone) a second meeting and the notice of such second meeting specifically referred to the same such matter referred to in the notice of the First Meeting.

      (b) Notwithstanding any other provision of the Charter, the By-Laws or applicable law, without the prior approval of at least two-thirds of the members of the Board of Directors, the Company will not:

            (i) agree to acquire, purchase or lease, except operating leases, any assets which are material, individually or in the aggregate, to the business of the Company (other than purchases of inventory in the ordinary course of business);

            (ii) other than (x) as provided for in the Loan and Security Agreement between the Company and Foothill Capital Corporation, as amended (the "Foothill Agreement"), or any future amendment thereto or (y) pursuant to any refinancing of the indebtedness under the Foothill Agreement (whether or not Foothill Capital Corporation is a party to such refinancing), incur any indebtedness for borrowed money in excess of $2,000,000 or guarantee any such indebtedness or sell any debt securities of the Company in a principal amount in excess of $2,000,000 or guarantee any debt securities of any

      Person (other than debt securities of a wholly-owned subsidiary in a principal amount not exceeding $2,000,000);

            (iii) voluntarily mortgage, pledge or encumber all or substantially all of the Company's assets or business, other than as collateral for indebtedness under the Foothill Agreement or any refinancing thereof;

            (iv) establish any committees of the Board of Directors (other than the Audit Committee, the Compensation Committee or the Stock Option Committee) or delegate authority to any committees (other than the authority delegated as of the Effective Date to the aforementioned committees);


            (v) authorize any delegation by the Board of Directors to any committee of a power not possessed by the Board of Directors, or any authorization of any Committee to undertake any action which the Board of Directors is not authorized to undertake;


            (vi) make any investments (other than certificates of deposit issued by domestic banks and short-term liquid investments having maturities not longer than 90 days) at any one time outstanding in excess of $2,000,000, individually or in the aggregate;

            (vii) commence any case, proceeding or other action relating to bankruptcy or reorganization of the Company; or

            (viii) distribute income or assets or declare any dividends.

      3.3. Board Observers. Until the Relinquishment Time, the SK Holders will have the right, by written notice to the Company, to select two individuals to observe and be present at meetings of the Board of Directors (the "Board Observers") in the manner set forth in this Section 3.3. The Board Observers will be obligated to execute reasonable confidentiality undertakings and will be entitled (a) to be given notice by the Secretary of the Company, at the same time as the SK Directors of the time and place at which such meeting is to be held; (b) to be present at all meetings of the Board of Directors except those in which the Board of Directors meets in executive session; (c) to receive copies of the minutes of the Board of Directors; and (d) receive copies of any reports, memoranda or other documents distributed to the Board of Directors at the same time such materials are given to the Directors.

      3.4. Financial Information. The Company will transmit to the SK Holders copies of all monthly management and financial reports, annual operating budgets and any other financial or other information concerning the Company's operations at the same time such financial and other information is given to the Directors. In addition, the Company will promptly provide the SK Holders all other information concerning the Company as may be reasonably requested by the SK Holders from time to time to the extent such information can be provided without interfering with the Company's business.

      3.5. Confidentiality. In the event that any SK Holder proposes to make any investments in any Direct Competitor of the Company, such SK Holder will provide prior written notice to the Company of such proposed investment and in connection therewith will enter into an appropriate confidentiality agreement with the Company containing terms mutually agreed upon by the Company and such SK Holder.

                                IV. MISCELLANEOUS

      4.1. Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

      4.2. Entire Agreement; After-Acquired Securities. (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

      (b) Subject to Section 4.6, all capital stock or other equity securities of the Company issued to or acquired by any Stockholder following the date of this Agreement ("After-Acquired Securities") will be subject to the terms and provisions of this Agreement as if such After-Acquired Securities were outstanding on the date hereof.

      4.3. Notices. Any notice, request, instruction or other document required or permitted to be given hereunder by any party hereto to another party hereto will be in writing and will be given to such party by certified mail at its address set forth in Exhibit 4.3 attached hereto, with, in the case of the Company, a copy sent to the Company's Secretary, at the Company's principal executive offices or, in the case of a Transfer permitted hereunder, to the address of the permitted Transferee specified by it upon notice given in accordance with the terms hereof, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice will be on file with the Secretary of the Company. Each such notice, request or other communication will be effective (a) if given by certified mail, 96 hours after such communication is deposited in the mails with certified postage prepaid addressed as aforesaid, (b) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, and (c) on the date sent if sent by electronic facsimile transmission, receipt confirmed.

      4.4. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws rules of such state, provided, however, that to the extent any of the respective rights or obligations of the parties relate to matters of the General Corporation Law of the State of Delaware (the "GCL"), the provisions of the GCL shall govern in respect thereof.

      4.5. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

      4.6. Termination; Termination of Rights. This Agreement may be terminated at any time by an instrument in writing signed by (i) the SK Holders owning a majority of the Common Stock then held by the SK Holders and entitled to the benefits of this Agreement, (ii) the Stockholders, other than the SK Holders, owning a majority of the Common Stock then held by such Stockholders and entitled to the benefits of this Agreement and (iii) the Company. At such time as any Stockholder owns 25% or less of the Common Stock owned by such Stockholder on the Effective Date, all of such Stockholder's rights hereunder, including without limitation such Stockholder's rights under Article II, will terminate; provided, however, that all of such Stockholder's obligations hereunder will remain in full force and effect. This Agreement will terminate automatically when no Stockholder owns more than 25% of the Common Stock owned by such Stockholder on the Effective Date.

      4.7. Successors, Assigns and Transferees. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and permitted Transferees. Except as expressly contemplated hereby, neither this Agreement nor any provision hereof will be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      4.8. Amendments; Waivers. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

      (b) Neither this Agreement nor any term or provision hereof may be amended or waived except by an instrument in writing signed, by (i) the SK Holders owning a majority of the Common Stock then held by the SK Holders and entitled to the benefits of this Agreement, (ii) the Stockholders, other than the SK Holders, owning a majority of the Common Stock then held by such Stockholders and entitled to the benefits of this Agreement and (iii) the Company.

      4.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

      4.10. Remedies. The parties hereby acknowledge that money damages would not be adequate compensation for the damages that a party would suffer by reason of a failure of any other party to perform any of the obligations under this Agreement. Therefore, each party hereto agrees that specific performance is the only appropriate remedy under this Agreement and hereby waives the claim or defense that any other party has an adequate remedy at law.

      4.11. Consent to Jurisdiction. Each of the Stockholders and the Company irrevocably submits to the exclusive jurisdiction of either (i) any court located in the Borough of Manhattan or the United States Federal Court sitting in the Southern District of New York or (ii) any court located in the State of Delaware or the United States District Court for the District of Delaware (and any appellate court therefrom), over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Stockholders and the Company consents to process being served in any such suit, action or proceeding by serving a copy thereof upon the agent for service of process provided that to the extent lawful and possible, written notice of such service will also be mailed to such Stockholders or the any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. Each of the Stockholders and the Company waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 4.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               THE CHILDREN'S PLACE RETAIL STORES, INC.


                               By: /s/ Ezra Dabah
                                   -------------------------------------------
                                   Name:  Ezra Dabah
                                   Title: Chief Executive Officer and Chairman
                                          of the Board


                               /s/ Ezra Dabah
                               ------------------------------------
                               Ezra Dabah


                               /s/ Renee Dabah
                               ------------------------------------
                               Renee Dabah


                               /s/ Ivette Dabah
                               ------------------------------------
                               Ivette Dabah


                               /s/ Stanley Silverstein
                               ------------------------------------
                               Stanley Silverstein


                               /s/ Stanley Silver
                               ------------------------------------
                               Stanley Silver

                               /s/ Barbara Dabah
                               ------------------------------------
                                Barbara Dabah


                               /s/ Joseph Krusch
                               ------------------------------------
                               Joseph Krusch


                               /s/ Elliott F. Krusch
                               ------------------------------------
                               Elliott F. Krusch


                               /s/ Helissa T. Meizlish
                               ------------------------------------
                               Helissa T. Meizlish


                               /s/ Sherry Schirippa
                               ------------------------------------
                               Sherry Schirippa

                               Gila Dweck Grantor Trust



                               By: /s/ Ezra Dabah
                                   -------------------------------------------
                                   Name:  Ezra Dabah
                                   Title: Trustee

                               Ezra Dabah and Gila Dweck as Trustees
                               u/a/d 8/25/88 f/b/o Morris Dabah, Jr.


                               By: /s/ Gila Dweck
                                   -------------------------------------------
                                   Name:  Gila Dweck
                                   Title: Trustee


                               Ezra Dabah and Gila Dweck as Trustees
                               u/a/d 8/25/88 f/b/o Michael Dabah


                               By: /s/ Gila Dweck
                                   -------------------------------------------
                                   Name:  Gila Dweck
                                   Title: Trustee



                               Ezra Dabah and Gila Dweck as Trustees
                               u/a/d 8/25/88 f/b/o Mac Dabah



                               By: /s/ Gila Dweck
                                   -------------------------------------------
                                   Name:  Gila Dweck
                                   Title: Trustee



                               Ezra Dabah and Renee Dabah as Custodians under the UGMA f/b/o Joia Dabah



                               By: /s/ Renee Dabah
                                   -------------------------------------------
                                   Name:  Renee Dabah
                                   Title: Custodian

                               Ezra Dabah and Renee Dabah as Custodians under the UGMA f/b/o Yaacov Dabah



                               By: /s/ Renee Dabah
                                   -------------------------------------------
                                   Name:  Renee Dabah
                                   Title: Custodian



                               Edward Tawil as Trustee
                               u/a/d 8/29/88 f/b/o Morris Dabah, Jr.



                               By:/s/ Edward Tawil
                                   -------------------------------------------
                                   Name:  Edward Tawil
                                   Title: Trustee



                               Edward Tawil as Trustee
                               u/a/d 8/29/88 f/b/o Michael Dabah



                               By: /s/ Edward Tawil
                                   -------------------------------------------
                                   Name:  Edward Tawil
                                   Title: Trustee



                               Edward Tawil as Trustee
                               u/a/d 8/29/88 f/b/o Mac Dabah



                               By: /s/ Edward Tawil
                                   -------------------------------------------
                                   Name:  Edward Tawil
                                   Title: Trustee



                               Edward Tawil as Trustee
                               u/a/d 8/29/88 f/b/o Stephen Dabah



                               By: /s/ Edward Tawil
                                   -------------------------------------------
                                   Name:  Edward Tawil
                                   Title: Trustee

                               Ezra Dabah and Gila Dweck as Trustees
                               u/a/d 8/31/92 f/b/o Stephen Dabah



                               By: /s/ Gila Dweck
                                   -------------------------------------------
                                   Name:  Gila Dweck
                                   Title: Trustee


                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Nina Miner



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Renee Dabah



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Flori Silverstein



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Michael Leventhal



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee

                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Leslie Kule



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Samuel Miner



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Eva Dabah



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Joia Dabah



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Moshe Dabah



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee

                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Chana Dabah



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Yaacov Dabah



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Sarah Silverstein



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Benjamin Reines



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee



                               Raine Silverstein and Ezra Dabah as Trustees u/a/d 2/2/97 f/b/o Jacqueline Reines



                               By: /s/ Raine Silverstein
                                   -------------------------------------------
                                   Name:  Raine Silverstein
                                   Title: Trustee

                               Renee Dabah and Raine Silverstein, Trustees u/a/d 2/2/97 f/b/o Eva Dabah



                               By: /s/ Renee Dabah
                                   -------------------------------------------
                                   Name:  Renee Dabah
                                   Title: Trustee



                               Renee Dabah and Raine Silverstein, Trustees u/a/d 2/2/97 f/b/o Joia Dabah



                               By: /s/ Renee Dabah
                                   -------------------------------------------
                                   Name:  Renee Dabah
                                   Title: Trustee



                               Renee Dabah and Raine Silverstein, Trustees u/a/d 2/2/97 f/b/o Moshe Dabah



                               By: /s/ Renee Dabah
                                   -------------------------------------------
                                   Name:  Renee Dabah
                                   Title: Trustee



                               Renee Dabah and Raine Silverstein, Trustees u/a/d 2/2/97 f/b/o Chana Dabah



                               By: /s/ Renee Dabah
                                   -------------------------------------------
                                   Name:  Renee Dabah
                                   Title: Trustee



                               Renee Dabah and Raine Silverstein, Trustees u/a/d 2/2/97 f/b/o Yaacov Dabah



                               By: /s/ Renee Dabah
                                   -------------------------------------------
                                   Name:  Renee Dabah
                                   Title: Trustee

                               THE SK EQUITY FUND, L.P.

                               By: SKM PARTNERS, L.P., General Partner



                               By: /s/ John Megrue
                                   -------------------------------------------
                                   its General Partner



                               SK INVESTMENT FUND, L.P.

                               By: SKM PARTNERS, L.P., General Partner



                               By: /s/ John Megrue
                                   -------------------------------------------
                                   its General Partner


                               /s/ Barry Feinberg
                               -----------------------------------------------
                               Barry Feinberg

                                   Schedule 1
                             Management Stockholders

1.    Ezra Dabah

2.    Renee Dabah

3.    Barbara Dabah

4.    Ivette Dabah

5.    Stanley Silver

6.    Stanley Silverstein

7.    Joseph G. Krusch

8.    Elliot F. Krusch

9.    Helissa T. Meizlish

10.   Sherry Schirippa

11.   Gila Dweck Grantor Trust

12.   Ezra Dabah and Renee Dabah as custodians under the UGMA, F/B/O Joia Dabah.

13.   Ezra Dabah and Renee Dabah as custodians under the UGMA, F/B/O Yaacov
      Dabah.

14.   Ezra Dabah and Gila Dweck as Trustees, U/A/D 8/25/88, F/B/O Mac Dabah.

15.   Ezra Dabah and Gila Dweck as Trustees, U/A/D 8/25/88, F/B/O Michael Dabah.

16.   Ezra Dabah and Gila Dweck as Trustees, U/A/D 8/25/88, F/B/O Morris Dabah,
      Jr.

17.   Ezra Dabah and Gila Dweck as Trustees U/A/D 8/31/92, F/B/O Stephen Dabah.

18.   Edward Tawil as Trustee U/A/D 8/29/88, F/B/O Michael Dabah.

19.   Edward Tawil as Trustee U/A/D 8/29/88, F/B/O Morris Dabah, Jr.

20.   Edward Tawil as Trustee U/A/D 8/29/88, F/B/O Mac Dabah.

21.   Edward Tawil as Trustee U/A/D 8/29/88, F/B/O Stephen Dabah.

22.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Nina
      Miner.

23.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Renee
      Dabah.

24. Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Flori Silverstein.

25. Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Michael Leventhal.

26.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Leslie
      Kule.

27.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Samuel
      Miner.

28.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Eva
      Dabah.

29.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Joia
      Dabah.

30.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Moshe
      Dabah.

31.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Chana
      Dabah.

32.   Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Yaacov
      Dabah.

33. Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Sarah Silverstein.

34. Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Benjamin Reines.

35. Raine Silverstein and Ezra Dabah as Trustees U/A/D 2/2/97, F/B/O Jacqueline Reines.

36.   Renee Dabah and Raine Silverstein as Trustees U/A/D 2/2/97 F/B/O Eva
      Dabah.

37.   Renee Dabah and Raine Silverstein as Trustees U/A/D 2/2/97 F/B/O Joia
      Dabah.

38.   Renee Dabah and Raine Silverstein as Trustees U/A/D 2/2/97 F/B/O Moshe
      Dabah.

39.   Renee Dabah and Raine Silverstein as Trustees U/A/D 2/2/97 F/B/O Chana
      Dabah.

40.   Renee Dabah and Raine Silverstein as Trustees U/A/D 2/2/97 F/B/O Yaacov
      Dabah.

                                  Exhibit 3.1A

                        Initial Directors of the Company

                              Ezra Dabah
                              Stanley Silver
                              Stanley Silverstein
                              John F. Megrue
                              David Oddi

                                  Exhibit 3.1B

                Amended and Restated Certificate of Incorporation

                                  Exhibit 3.1C

                          Amended and Restated By-Laws

                                   Exhibit 4.3

                              Addresses for Notice

                                [to be inserted]


                                       1